UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MYERS INDUSTRIES, INC.

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Supplement to

Myers Industries, Inc.

Proxy Statement AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2021

This proxy statement supplement dated April 5, 2021 (the “Supplement”) supplements the definitive proxy statement and notice of annual meeting of shareholders dated March 26, 2021 (the “Proxy Statement”) relating to the proxy being solicited by the Board of Directors (the “Board”) of Myers Industries, Inc. (the “Company”), in connection with the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 29, 2021.

Withdrawal of Nominee for Election to the Board

As described in the Proxy Statement, the Board previously nominated 11 candidates to stand for election as directors at the Annual Meeting. However, on April 2, 2021, William Sandbrook, one of the director nominees named in the Proxy Statement, informed the Chairman of the Board of his decision to withdraw his candidacy due to changes in his current professional responsibilities. Mr. Sandbrook does not currently serve on the Board and the Company does not intend to nominate a replacement nominee for election at the Annual Meeting. Therefore, the nomination of Mr. Sandbrook is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Sandbrook.

Voting Matters

Other than Mr. Sandbrook, the candidates nominated by the Board named in the Proxy Statement sent or made available to the Company’s shareholders each intend to stand for election at the Annual Meeting. The form of proxy card included in the Company’s definitive proxy materials remains valid, notwithstanding Mr. Sandbrook’s withdrawal. Any votes that are or have been submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining ten nominees named in the Proxy Statement. Any votes that are or have been submitted with instruction to vote for Mr. Sandbrook will be disregarded.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. Shares represented by proxy cards or voting instruction cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction card.

Information regarding the meeting and how to vote your shares or revoke your proxy or voting instructions, is available in the Proxy Statement. The Proxy Statement is available on the Company’s website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx. This Supplement is being made available online at the same location on or about April 5, 2021.

Size of the Board

The Company’s Code of Regulations provide that the Board may fix or change the authorized number of directors from time to time to any number not less than seven nor more than 15. The size of the Board is currently fixed at 11 members. As previously reported under Item 5.02 of the Company’s Current Report on Form 8-K filed on February 16, 2021, the Board, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, approved expanding the Board from nine to 11 members. However, since Mr. Sandbrook will no longer stand for election as a director and the Board does not intend to nominate a replacement nominee for election at the Annual Meeting, the Board intends to take the action necessary to reduce the size of the Board to ten members, effective as of the certification of the results of the vote at the Annual Meeting. The Board continues to search for qualified candidates to serve on the Board.